SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  June 18, 2004
                                 ----------------
                Date of Report (Date of earliest event reported)


                                  AUXILIO, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)



                                     Nevada
                                     ------
                 (State or other jurisdiction of incorporation)


     000-27507                                              88-0350448
     ---------                                              ----------
(Commission  File  Number)                                (IRS  Employer
                                                        Identification  No.)


         27130A Paseo Espada, Suite 1427, San Juan Capistrano, CA  92675
         ---------------------------------------------------------------
                   (address of principal executive offices)


                               (949) 481-7550
                               --------------
              (Registrant's telephone number, including area code)

                                PEOPLEVIEW, INC.
                                ----------------
      (former  name  or  former  address, if changed since  last  report)

Item  5.  Other.

On June 18, 2004, the Registrant announced that it has changed its name form PEOPLEVIEW, INC. to AUXILIO, INC. The name change was prompted by the recent sale of the Registrant's human capital management assessment software and business assets to Workstream, Inc. As part of that sale, the Registrant's brand and goodwill associated with the brand were acquired by Workstream, Inc. Shortly after the sale to Workstream, the Registrant finalized a merger of its subsidiary, PeopleView Acquisition Corp with The Mayo Group, a Southern California based provider of document image management services to healthcare facilities. AUXILIO is the Latin term for "help" and/or "assistance", which reflects the Registrant's culture and attitude of helping its healthcare customers concentrate on their core business of saving lives. The Registrant's new line of business in document image management services for healthcare helps its customers maximize efficiency, reduce costs and increase the productivity of their personnel.

In connection with the name change, the Registrant has reverse split its common stock on a one for three basis. With the beginning of business on June 21, 2004, the common stock of the Registrant will trade under its new name and give effect to the reverse split. Its new trading symbol as of June 21, 2004, will be AUXO.OB. A copy of the press release further disclosing the name change, reverse split and new symbol is attached to this filing as exhibit 99.1.

 Item  7.  Exhibits.

Exhibit  No.     Description
------------     -----------

99.1             Press  Release

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AUXILIO,  INC.


                                         By:  /S/ James P. Stapleton
                                              --------------------------------
                                              James  P.  Stapleton
Date:  June 18, 2004                          Chief Financial Officer